                                                                   EXHIBIT 10(a)


                                CREDIT AGREEMENT


                                   dated as of


                                  July 13, 2001


                                      among


                               CABOT CORPORATION,


                             The Banks Listed Herein


                                       and


                              FLEET NATIONAL BANK,
                                    as Agent


                                      with


                    FLEET SECURITIES, INC., as Lead Arranger
                 SALOMON SMITH BARNEY INC., as Co-Lead Arranger

                                TABLE OF CONTENTS


ARTICLE I      DEFINITIONS ..................................................  1
   Section 1.1.   Definitions ...............................................  1
   SECTION 1.2.   Accounting Terms and Determinations ....................... 13
   SECTION 1.3.   Types of Borrowings ....................................... 13

ARTICLE II     THE CREDITS                                                    13
   Section 2.1.   Commitments to Lend During Revolving Credit Period ........ 13
   SECTION 2.2.   Notice of Committed Borrowings ............................ 14
   SECTION 2.3.   Money Market Borrowings ................................... 14
   SECTION 2.4.   Notice to Banks; Funding of Loans ......................... 17
   SECTION 2.5.   Notes ..................................................... 18
   SECTION 2.6.   Maturity of Loans ......................................... 19
   SECTION 2.7.   Interest Rates ............................................ 19
   SECTION 2.8.   Fees ...................................................... 20
   SECTION 2.9.   Optional Termination or Reduction of Commitments .......... 21
   SECTION 2.10.  Mandatory Termination of Commitments ...................... 21
   SECTION 2.11.  Optional Prepayments ...................................... 21
   SECTION 2.12.  General Provisions as to Payments ......................... 22
   SECTION 2.13.  Funding Losses ............................................ 22
   SECTION 2.14.  Computation of Interest and Fees .......................... 23
   SECTION 2.15.  Taxes ..................................................... 23
   SECTION 2.16.  Regulation D Compensation ................................. 24
   SECTION 2.17.  Letter of Credits ......................................... 25
       Section 2.17.1.  Commitment Issue Letters of Credit .................. 25
       Section 2.17.2.  Letter of Credit Applications ....................... 25
       Section 2.17.3.  Terms of Letters of Credit .......................... 25
       Section 2.17.4.  Reimbursement Obligations of Banks .................. 26
       Section 2.17.5.  Participations of Banks ............................. 26
   SECTION 2.18.  Reimbursement Obligation of the Borrower .................. 26
   SECTION 2.19.  Letter of Credit Payments ................................. 27
   SECTION 2.20.  Obligations Absolute ...................................... 27
   SECTION 2.21.  Reliance by Issuer ........................................ 28
   SECTION 2.22.  Letter of Credit Fee ...................................... 28

ARTICLE III    CONDITIONS ................................................... 28
   SECTION 3.1.   Effectiveness ............................................. 28
   SECTION 3.2.   Borrowings ................................................ 30

ARTICLE IV     REPRESENTATIONS AND WARRANTIES ............................... 30
   SECTION 4.1.   Corporate Existence and Power ............................. 30
   SECTION 4.2.   Corporate and Governmental Authorization;
                  No Contravention .......................................... 30

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                                      -3-


   SECTION 4.3.   Binding Effect ............................................ 31
   SECTION 4.4.   Financial Information ..................................... 31
   SECTION 4.5.   Litigation ................................................ 31
   SECTION 4.6.   Compliance with ERISA ..................................... 31
   SECTION 4.7.   Environmental Matters ..................................... 32
   SECTION 4.8.   Taxes ..................................................... 32
   SECTION 4.9.   Subsidiaries .............................................. 32
   SECTION 4.10.  Not an Investment Company ................................. 32
   SECTION 4.11.  Full Disclosure ........................................... 32

ARTICLE V      COVENANTS .................................................... 33
   SECTION 5.1.   Information ............................................... 33
   SECTION 5.2.   Payment of Obligations .................................... 35
   SECTION 5.3.   Maintenance of Property; Insurance ........................ 35
   SECTION 5.4.   Conduct of Business and Maintenance of Existence .......... 36
   SECTION 5.5.   Compliance with Laws ...................................... 36
   SECTION 5.6.   Inspection of Property, Books and Records ................. 36
   SECTION 5.7.   Debt ...................................................... 36
   SECTION 5.8.   Debt Service .............................................. 37
   SECTION 5.9.   Investments ............................................... 37
   SECTION 5.10.  Negative Pledge ........................................... 37
   SECTION 5.11.  Consolidations and Mergers ................................ 38
   SECTION 5.12.  Sales of Assets ........................................... 39
   SECTION 5.13.  Use of Proceeds ........................................... 39
   SECTION 5.14.  Transactions with Affiliates .............................. 39

ARTICLE VI     DEFAULTS ..................................................... 39
   SECTION 6.1.   Events of Default ......................................... 39
   SECTION 6.2.   Notice of Default ......................................... 41
   SECTION 6.3    Remedies .................................................. 41

ARTICLE VII    THE AGENT .................................................... 42
   SECTION 7.1.   Appointment and Authorization ............................. 42
   SECTION 7.2.   Agent and Affiliates ...................................... 42
   SECTION 7.3.   Action by Agent ........................................... 42
   SECTION 7.4.   Consultation with Experts ................................. 43
   SECTION 7.5.   Liability of Agent ........................................ 43
   SECTION 7.6.   Indemnification ........................................... 43
   SECTION 7.7.   Credit Decision ........................................... 43
   SECTION 7.8.   Successor Agent ........................................... 43
   SECTION 7.9.   Agent's Fee ............................................... 44
   SECTION 7.10.  Delinquent Bank ........................................... 44

ARTICLE VIII   CHANGE IN CIRCUMSTANCES ...................................... 44
   SECTION 8.1.   Basis for Determining Interest Rate Inadequate
                  or Unfair ................................................. 44


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                                      -4-


   SECTION 8.2.   Illegality ................................................ 45
   SECTION 8.3.   Increased Cost and Reduced Return.......................... 45
   SECTION 8.4.   Base Rate Loans Substituted for Affected Fixed
                  Rate Loans ................................................ 47
   SECTION 8.5.   Substitution of Bank ...................................... 47

ARTICLE IX     MISCELLANEOUS ................................................ 47
   SECTION 9.1.   Notices ................................................... 48
   SECTION 9.2.   No Waivers ................................................ 48
   SECTION 9.3.   Expenses: Documentary Taxes; Indemnification .............. 48
   SECTION 9.4.   Set-offs .................................................. 48
   SECTION 9.5.   Amendments and Waivers .................................... 49
   SECTION 9.6.   Successors and Assigns .................................... 49
   SECTION 9.7.   Collateral ................................................ 53
   SECTION 9.8.   Governing Law; Submission to Jurisdiction ................. 53
   SECTION 9.9.   Counterparts:  Integration ................................ 53
   SECTION 9.10.  Waiver of Jury Trial ...................................... 54
   SECTION 9.11   Severability .............................................. 54

                                    EXHIBITS
                                    --------


Exhibit A    Note
EXHIBIT B    Form of Money Market Quote Request
EXHIBIT C    Form of Invitation for Money Market Quotes
EXHIBIT D    Form of Money Market Quote
EXHIBIT E    Legal Opinion
EXHIBIT G    Assignment and Assumption Agreement
EXHIBIT H    Instrument of Accession

                                CREDIT AGREEMENT

         AGREEMENT dated as of July 13, 2001 among CABOT CORPORATION, the Banks listed on the signature pages hereof and FLEET NATIONAL BANK, as Agent.

         The parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

         "Acceding Bank" has the meaning set forth in Section 9.6(d).

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower, a Consolidated Subsidiary or an Equity Affiliate) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Fleet National Bank in its capacity as agent for the Banks hereunder, and its permitted successors in such capacity.

         "Agent's Office" means the Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Arrangers" means the Lead Arranger and the Co-Lead Arranger.

         "Assignee" has the meaning set forth in Section 9.6(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day. Changes in the Base Rate resulting from changes in the Prime Rate shall take place immediately and without notice or demand of any kind.

         "Base Rate Borrowing" has the meaning set forth in Section 1.3.

         "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

         "Borrower" means Cabot Corporation, a Delaware corporation.

         "Borrower's 2000 Form 10-K" means the Borrower's annual report on Form 10-K for its 2000 fiscal year, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "Borrowing" has the meaning set forth in Section 1.3.

         "Co-Lead Arranger" means Citibank Salomon Smith Barney.

         "Commitment" means, with respect to each Bank, the amount set forth on
SCHEDULE 1 hereto as the amount of such Bank's commitment to make Committed Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of the Borrower, as the same may be modified pursuant to Section 9.6(d) hereof, and as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         "Committed Borrowing" has the meaning set forth in Section 1.3.

         "Commitment Percentage" means, with respect to each Bank, the percentage set forth on SCHEDULE 1 hereto as such Bank's percentage of the aggregate Commitments of all the Banks.

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.1.

         "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated EBITDA" means, with respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of Consolidated Net Income and without duplication (i) tax expense for such period, PLUS (ii) Consolidated Total Interest Expense paid or accrued during such period, PLUS (iii) other noncash charges for such period, PLUS (iv) depreciation and amortization for such period, and MINUS (c) to the extent added in calculating Consolidated Net Income, and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with generally accepted accounting principles.

         "Consolidated Net Income (or Deficit)" means the consolidated net income (or deficit) of the Borrower and its Consolidated Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles, after eliminating therefrom all extraordinary nonrecurring items of income.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which are consolidated with those of the Borrower in its consolidated financial statements prepared as of such date.

         "Consolidated Tangible Net Worth" means at any date (i) the consolidated stockholders' equity of the Borrower as of such date (calculated excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52 and 133), MINUS (ii) to the extent reflected in determining such consolidated stockholders' equity at such date, the amount of consolidated Intangible Assets of the Borrower and its Consolidated Subsidiaries.

         "Consolidated Total Interest Expense" means, for any period, the aggregate amount of interest required to be paid or accrued by the Borrower and its Consolidated Subsidiaries during such period on all Debt of the Borrower and its Consolidated Subsidiaries outstanding during all or any part of such fiscal period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any capitalized lease, and including commitment fees, agency fees, facility fees, utilization fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

         "Debt" of any Person means at any date, whether or not contingent, but without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, promissory notes or other similar instruments, (iii) every reimbursement obligation of the Borrower with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Borrower, (iv) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (vi) every obligation of such Person under any lease of goods or other property, whether real or personal, which is treated as on operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes, (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Guaranteed by such Person, and (ix) all sales by the Borrower of (a) accounts or general intangibles for money due or to become due, (b) chattel paper, instruments or documents creating or evidencing a right to payment of money or (c) other receivables (collectively, "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of the Borrower relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of the Borrower to pay discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Delinquent Lender" has the meaning set forth in Section 7.10.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Boston, Massachusetts are authorized by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

         "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.1.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "Equity Affiliate" means at any date any corporation or other entity (which may be a Subsidiary but not a Consolidated Subsidiary) of which securities or other ownership interests are at the time directly or indirectly owned by the Borrower and accounted for under the equity method of accounting.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.7(c).

         "Euro-Dollar Reference Banks" means the principal London office of Fleet National Bank, or any successor Euro-Dollar Reference Bank appointed as such pursuant to Section 2.7(h).

         "Euro-Dollar Reserve Percentage" means for any day for any Bank that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the effective reserve requirement for such Bank as determined in good faith by such Bank in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Event of Default" has the meaning set forth in Section 6.1.

         "Existing Credit Agreement" means the Credit Agreement dated as of January 3, 1997, as amended, among Cabot Corporation, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent.

         "Facility Fee Rate" means (i) .10 of 1% per annum for any day on which Investment Level I Status exists, (ii) .125 of 1% per annum for any day on which Investment Level II Status exists, (iii) .15 of 1% per annum for any day on which Investment Level III Status exists, (iv) .20 of 1% per annum for any day on which Investment Level IV Status exists, and (v) .30 of 1% per annum for any day on which Investment Level V Status exists.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions from the fund brokers of recognized standing selected by the Agent.

         "Fee Letter" means that certain letter dated on or prior to the date hereof between the Agent and the Borrower.

         "Fronting Fee" has the meaning set forth in Section 2.22.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business and letters or other undertakings which state that the Borrower or a Consolidated Subsidiary will maintain its ownership of another Person but which do not include any obligation related to the financial condition of such other Person. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Instrument of Accession" has the meaning set forth in Section 9.6(d).

         "Intangible Assets" means the amount of (i) all write-ups of assets (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business); (ii) all Investments in Persons other than (x) Consolidated Subsidiaries and (y) Equity Affiliates (A) in which the Borrower directly or indirectly owns equity securities or other comparable ownership interests of not less than 30% and (B) which are engaged in the same general business as the Borrower or any of its Subsidiaries or engaged in a business incidental or related thereto; and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other assets treated as intangible assets under generally accepted accounting principles.

         "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

         (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending on the last day of the calendar quarter; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

         (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter (but not less than one month) as the Borrower may elect in accordance with Section 2.3; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                  (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (c) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

         (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.3; PROVIDED that:

                  (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                  (b) any Interest Period which would otherwise end after the date determined pursuant to clause (y) of the definition of Termination Date shall end on the date so determined.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, demand or time deposit or otherwise.

         "Investment Level I Status" exists at any date if, at such date, (x) the Borrower's outstanding senior unsecured long term debt securities are (i) rated A- or better by S&P or (ii) rated A3 or better by Moody's.

         "Investment Level II Status" exists at any date if, at such date, (x) the Borrower's outstanding senior unsecured long-term debt securities are (i) rated BBB+ or better by S&P OR (ii) rated Baa1 or better by Moody's and (y) Investment Level I Status does not exist.

         "Investment Level III Status" exists at any date if, at such date, (x) the Borrower's outstanding senior unsecured long-term debt securities are (i) rated BBB or better by S&P OR (ii) rated Baa2 or better by Moody's and (y) neither Investment Level I Status nor Investment Level II Status exists.

         "Investment Level IV Status" exists at any date, if at such date (x) the Borrower's outstanding senior unsecured long-term debt securities are (i) rated BBB- or better by S&P OR (ii) rated Baa3 or better by Moody's AND (y) none of Investment Level I Status, Investment Level II Status nor Investment Level III Status exists.

         "Investment Level V Status" exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status nor Level IV Status exists.

         "Investment Level Status" means, as at any date of determination, the Borrower's rating of Investment Level I Status, Investment Level II Status, Investment Level III Status, Investment Level IV Status or Investment Level V Status. In determining such status, in the event of a split debt rating of (a) only one level between S&P and Moody's, the higher rating shall apply, and (b) more than one level between S&P and Moody's, the rating level that is one level above the lowest level shall apply. In addition, in the event that S&P or Moody's changes its debt rating designations, definitions or symbols, the Borrower and the Required Banks shall agree as to the exact application of such new debt rating terminology to the application of this definition, taking into account the explanation of such new rating terminology by S&P or Moody's, as the case may be, and its comparability to the debt rating referred to in the definitions of "Investment Level Status I", Investment Level Status II", "Investment Level Status III", "Investment Level Status IV" and "Investment Level Status V".

         "Lead Arranger" means Fleet Securities, Inc.

         "Letter of Credit" has the meaning set forth in Section 2.17.1.

         "Letter of Credit Application" has the meaning set forth in Section 2.17.1.

         "Letter of Credit Fee" has the meaning set forth in Section 2.22.

         "Letter of Credit Participation" has the meaning set forth in Section 2.17.4.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge or security interest in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (but not operating lease) or other title retention agreement relating to such asset.

         "Loan" means a Domestic Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

         "Loan Documents" means this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit and the Fee Letter.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

         "Margin Stock" means margin stock within the meaning of Regulation U.

         "Material Debt" means (x) Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $50,000,000 or (y) Debt of the Borrower (other than the Notes) and/or one or more of its Consolidated Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $20,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities at such time in excess of $20,000,000.

         "Maximum Drawing Amount" means the maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         "Money Market Absolute Rate" has the meaning set forth in Section
2.3(d).

         "Money Market Absolute Rate Borrowing" has the meaning set forth in
Section 1.3.

         "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Borrowing" has the meaning set forth in Section 1.3.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; PROVIDED that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Borrowing" has the meaning set forth in Section
1.3.

         "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.3(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

         "Moody's" means Moody's Investors Services, Inc.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.6(b) .

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Prime Rate" means the variable rate of interest so designated from time to time by Fleet National Bank in Boston, Massachusetts from time to time as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer.

         "Receivables Transaction" means any transaction involving the nonrecourse sale of accounts receivable and related rights of the Borrower for cash to a specific purpose entity (which may be a Subsidiary or Affiliate of the Borrower) in connection with the securitization thereof.

         "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Reimbursement Obligation" means the Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in Section 2.18.

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans, PROVIDED, HOWEVER, that if any Bank shall be a Delinquent Lender at such time then, for so long as such Bank is a Delinquent Lender, "Required Banks" means Banks (excluding all Delinquent Lenders) having more than 50% or the amount of the Commitments of such Banks or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans owing to such Banks (other than a Delinquent Lender).

         "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

         "S&P" means Standard & Poor's Ratings Group.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "Temporary Cash Investment" means any Investment in (i) securities of the U.S. Treasury; (ii) securities of agencies of the U.S. Government; (iii) commercial paper, with a rating in the United States of A-1 by S&P and a rating in the United States of P-1 by Moody's or better; or in the case of a foreign issuer, an equivalent rating by another recognized credit rating service; (iv) bankers' acceptances, certificates of deposit, and time deposits issued by any Bank or by a bank having capital in excess of $1,000,000,000; (v) repurchase agreements with a "primary" dealer of the Federal Reserve or a bank described in clause (iv) of this definition which is collateralized by obligations of the U.S. Government or federal agencies with a value not to be below 102% of the face value of the repurchase agreement; (vi) municipal obligations with a rating of MIG-1 by S&P and a rating of SP-1 by Moody's or better, (vii) preferred stock which is rated A by S&P or A2 by Moody's or better and whose dividend rate is set no longer than every 49 days through a Dutch auction process and (viii) money market funds substantially all of whose investments listed in the relevant prospectus are of the types listed in the foregoing items (i) through (vii).

         "Termination Date" means the earlier of (x) the date on which the Commitments are terminated pursuant to Section 2.9(i) hereof and (y) July 13, 2006, or, if July 13, 2006 is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "Total Capitalization" means, at any date, Consolidated Debt PLUS the consolidated stockholders' equity of the Borrower (calculated excluding adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52 and 133), all as would be presented according to generally accepted accounting principles in a consolidated balance sheet of the Borrower as of such date.

         "Total Commitment" means the sum of the Commitments of the Lenders, as in effect from time to time.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Uniform Customs" means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         "Unpaid Reimbursement Obligation" means any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with Section 2.18.

         "Utilization Fee" has the meaning set forth in Section 2.8(b).

         SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks.

         SECTION 1.3. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (i.e., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans, a "Base Rate Borrowing" is a Borrowing comprised of Base Rate Loans, a "Money Market LIBOR Borrowing" is a Borrowing comprised of Money Market LIBOR Loans, and a "Money Market Absolute Rate Borrowing" is a Borrowing comprised of Money Market Absolute Rate Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                   ARTICLE II.

                                   THE CREDITS

         SECTION 2.1. COMMITMENTS TO LEND DURING REVOLVING CREDIT PERIOD. During the Revolving Credit Period each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment MINUS such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Committed Borrowings (after giving effect to all amounts requested) PLUS the outstanding amount of the Money Market Loans PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations with respect to all Letters of Credit shall not at any time exceed the Total Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger integral multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section.

         SECTION 2.2. NOTICE OF COMMITTED BORROWINGS. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (Boston time) on the date of each Base Rate Borrowing and not later than 11:00 A.M. (Boston time) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (b)      the aggregate amount of such Borrowing,

                  (c) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                  (d) in the case of Euro-Dollar Loans or Money Market Loans, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.3.  MONEY MARKET BORROWINGS.

         (a) THE MONEY MARKET OPTION. In addition to Committed Borrowings pursuant to Section 2.1, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section. Each Money Market Loan may be greater than the Commitment of the Bank giving the bid but the aggregate amount of all Money Market Loans may not exceed the Total Commitment LESS all outstanding Committed Borrowings, Money Market Loans and the aggregate Maximum Drawing Amount and Unpaid Reimbursement Obligations of all outstanding Letters of Credit. In addition, the aggregate outstanding principal amount of all Money Market Loans shall not at any time exceed $100,000,000.

         (b) MONEY MARKET QUOTE REQUEST. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of EXHIBIT B hereto so as to be received no later than 10:00 A.M. (Boston time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger integral multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

         (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of EXHIBIT C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (Boston time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (Boston time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (ii) Each Money Market Quote shall be in substantially the form of EXHIBIT D hereto and shall in any case specify:

                  (A)      the proposed date of Borrowing,

                  (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger integral multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                  (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                  (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                  (E)      the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii)    Any Money Market Quote shall be disregarded if it:

                  (A) is not substantially in conformity with EXHIBIT D hereto or does not specify all of the information required by subsection (d)(ii);

                  (B)      contains qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                  (D)      arrives after the time set forth in subsection
         (d)(i).

         (e) NOTICE TO BORROWER. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify
(A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than (x) 10:00 A.M. (Boston time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:15 A.M. (Boston time) or 30 minutes after the receipt of the Money Market Quote from the Agent on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

                  (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

                  (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000,

                  (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

                  (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) ALLOCATION BY AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in integral multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.4.  NOTICE TO BANKS; FUNDING OF LOANS.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (Boston time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Boston, to the Agent at its address specified in or pursuant to Section 9.1. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.4 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.5. NOTES. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

         (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt of each Bank's Note pursuant to Section 3.1(d), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.6. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.7. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin plus the applicable London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means, for any day, the percentage per annum equal to the applicable Euro-Dollar Margin set forth in the table below.

If the Investment                                       The Euro-Dollar
 Level Status is                                           Margin is
-----------------                                       ---------------

Investment Level Status I                                 .40 of 1%
Investment Level Status II                               .475 of 1%
Investment Level Status III                               .70 of 1%
Investment Level Status IV                               .925 of 1%
Investment Level Status V                               1.075 of 1%

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London Interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin plus the London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the

Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day (excluding the application of the last sentence in Section 2.7 (a)).

         (d) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.7(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error; provided that the Borrower shall, for a period of 60 days after such notice is given, have the right to demonstrate that the rate of interest so determined was not calculated in accordance with the terms of this Agreement; provided further that until the fact that the rate of interest was not calculated in accordance with the terms of this Agreement is demonstrated to the satisfaction of the Agent (which must act reasonably and in good faith), the Borrower shall continue to pay interest in accordance with the notice given.

         (f) Each Euro-Dollar Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Euro-Dollar Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

         (g) If for any reason any Euro-Dollar Reference Bank ceases to be a Bank, the Agent with the written consent of the Borrower, which consent shall not be unreasonably withheld, shall appoint a successor Euro-Dollar Reference Bank which shall be one of the Banks.

         SECTION 2.8.  FEES.

         (a) FACILITY FEE. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate per annum. Such facility fee shall accrue for each day (i) from and including the Effective Date to but excluding the Termination Date, on the aggregate amount of the Commitments (whether used or unused) for such day and (ii) from and including the Termination Date to but excluding the date the Loans shall be repaid in their entirety, on the daily average aggregate outstanding principal amount of the Loans on such day.

         (b) UTILIZATION FEE. The Borrower shall pay to the Agent for the account of the Banks ratably, during any calendar quarter during the period from the Effective Date to but excluding the Termination Date when the aggregate daily average amount of outstanding Loans exceeds 33 1/3% of the aggregate Commitments of the Banks, a utilization fee on the daily average amount of outstanding Loans during such quarter at a rate equal to .125% per annum.

         (c) PAYMENTS. Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.9. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. During the Revolving Credit Period, the Borrower may, upon at least one Domestic Business Day's notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or a larger integral multiple of $5,000,000 in excess thereof, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. If the Commitments are reduced or terminated pursuant to this Section, such Commitments may not be increased or reinstated thereafter.

         SECTION 2.10. MANDATORY TERMINATION OF COMMITMENTS. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon and any Facility Fees or other amounts owing hereunder) shall be due and payable on such date, and the Borrower promises to pay on the Termination Date, all such Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and any and all other amounts due hereunder.

         SECTION 2.11. OPTIONAL PREPAYMENTS. (a) The Borrower may, upon same day notice (no later than 10:00 A.M. Boston time) to the Agent, prepay any Base Rate Borrowing (or any Money Market LIBOR Borrowing bearing interest at the Base Rate pursuant to Section 8.1(a)) in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) The Borrower may, upon at least three Domestic Business Days' notice to the Agent, in the case of a Money Market Absolute Rate Borrowing, or upon at least three Euro-Dollar Business Days' notice to the Agent, in the case of a Euro-Dollar Borrowing or a Money Market LIBOR Borrowing (other than a Money Market LIBOR Borrowing bearing interest at the Base Rate pursuant to Section 8.1(a)), subject to the provisions of Section 2.13, prepay any such Borrowing in whole or in part in amounts aggregating $10,000,000 or any larger integral multiple of $1,000,000, on any Domestic Business Day, in the case of a Money Market Absolute Rate Borrowing, or any Euro-Dollar Business Day, in the case of a Euro-Dollar Borrowing or a Money Market LIBOR Borrowing, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such prepayment shall be applied to prepay ratably the outstanding Euro-Dollar Loans or Money Market Loans of the several Banks included in such Borrowing, subject to Article VIII.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.12. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrower shall make each payment of principal of, and interest on, the Loans, payments of Reimbursement Obligations and of fees and other amounts due hereunder, not later than 12:00 Noon (Boston time) on the date when due, in U.S. Dollars and in immediately available funds in Boston, to the Agent at the Agent's Office. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans, payments of Reimbursement Obligations or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans or the Money Market LIBOR Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Absolute Rate Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.13. FUNDING LOSSES. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loans or Money Market Loans (pursuant to Section 2.11(b), Article VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the end of an applicable period fixed pursuant to Section 2.7(d), or if the Borrower fails to borrow any Euro-Dollar Loans or Money Market Loans after notice has been given to any Bank in accordance with Section 2.4(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, PROVIDED that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, PROVIDED that the Borrower shall have the right, within 60 days of receipt of such certificate, to demonstrate that the amount set forth in such certificate is incorrect and request an adjustment of the amount to be, or theretofore, paid.

         SECTION 2.14. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.15. TAXES. (a) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note, Letter of Credit or Letter of Credit Application shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING, (1) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized, (2) in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office and (3) in the case of each Bank, taxes imposed on its net income and franchise taxes which such Bank or Agent is subject to at the time the Bank first becomes a party to this Agreement, at whatever rates may be in effect for such taxes from time to time (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, Letter of Credit or Letter of Credit Application to any Bank or the Agent,
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise solely from any payment made hereunder or under any Note, Letter of Credit or Letter of Credit Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note, Letter of Credit or Letter of Credit Application (hereinafter referred to as "Other Taxes").

         (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.15) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank or the Agent (as the case may be) makes demand therefor; PROVIDED, HOWEVER, that (1) after the Borrower has made a payment pursuant to this provision, the Borrower shall not be obligated to pay any further penalties, interest or expenses accrued thereafter imposed by a jurisdiction with respect to such Taxes or Other Taxes to which the payment is related and (2) if the Bank knows or has reason to know of the imposition of any Taxes or Other Taxes for which the Borrower is required to indemnify such Bank under this Section 2.15 and fails to promptly notify the Borrower of such imposition, the Borrower shall not be obligated to pay any penalties, interest or expenses accrued with respect to such Taxes or Other Taxes after the Bank has such knowledge and before the Borrower has received such notification.

         (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form W-8BEN or W-8EC1, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.15(a).

         (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 2.15(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 2.15(a) with respect to Taxes imposed by the United States; PROVIDED, HOWEVER, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 2.15, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (g) Upon a reasonable request of the Borrower, a Bank shall, at the expense of the Borrower, seek the refund for any Taxes or Other Taxes for which the Borrower has indemnified the Bank under this Section 2.15, PROVIDED that such Bank, in its sole discretion, determines that the application of such refund will not be detrimental to such Bank.

         SECTION 2.16. REGULATION D COMPENSATION. Each Bank may require the Borrower to pay, contemporaneously with each payment of interest on the related Euro-Dollar Loans, additional interest on the related Euro-Dollar Loans of such Bank at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable London

Interbank Offered Rate divided by (B) one MINUS the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Bank wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent in writing no later than two Euro-Dollar Business Days before the making of any Euro-Dollar Loans hereunder, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.

         SECTION 2.17.  LETTERS OF CREDIT.

                  SECTION 2.17.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in
         Section 2.17.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $25,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Loans outstanding shall not exceed the Total Commitment. Notwithstanding the foregoing, the Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Agent that (x) such prior incurred Indebtedness was then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary.

                  SECTION 2.17.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                  SECTION 2.17.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things,
         (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and
         (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45)
         days) prior to the Termination Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks, adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

                  SECTION 2.17.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to Section 2.18 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                  SECTION 2.17.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under
         Section 2.18 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 2.18.

         SECTION 2.18. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

         (a)      except as otherwise expressly provided in Section 2.18(b) and
(c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other reasonable costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Article VI, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

         Each such payment shall be made to the Agent at the Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2.18 at any time from the date such amounts become due and payable (whether as stated in this Section 2.18, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in Section 2.7 for overdue principal on the Loans.

         SECTION 2.19. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in Section 2.18 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Domestic Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

         SECTION 2.20. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this Section 2.17-2.22 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.18 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

         SECTION 2.21. RELIANCE BY ISSUER. To the extent not inconsistent with
Section 2.20, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Notes or of a Letter of Credit Participation.

         SECTION 2.22. LETTER OF CREDIT FEE. The Borrower shall pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit, calculated at an amount equal to the Euro-Dollar Margin then in effect for Euro-Dollar Borrowings times the aggregate face amount of such Letter of Credit, PLUS, a fee equal to one-eighth of one percent (1/8%) per annum of the face amount of such Letter of Credit (the "Fronting Fee"), which Fronting Fee shall be for the account of the Agent, as a fronting fee, and the balance of which Letter of Credit Fee shall be for the accounts of the Banks in accordance with their respective Commitment Percentages. The Letter of Credit Fee and the Fronting Fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter for the calendar quarter then ending. In respect of each Letter of Credit, the Borrower shall also pay to the Agent for the Agent's own account, at such other time or times as such charges are customarily made by the Agent, the Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                                  ARTICLE III.

                                   CONDITIONS

         SECTION 3.1. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 9.5):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

         (b) receipt by the Agent of certified copies of the corporate charter and by-laws of the Borrower and of all corporate action taken by the Borrower authorizing the execution, delivery and performance of this Agreement (including, without limitation, a certificate of the Borrower setting forth the resolutions of the Board of Directors or the Executive Committee of the Board of Directors authorizing the transactions contemplated thereby and a certified copy of the by-laws provision of the Borrower authorizing the Executive Committee so to act);

         (c) receipt by the Agent of a certificate from the Borrower in respect of the name and signature of each of the officers (i) who is authorized to sign on its behalf and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement;

         (d) receipt by the Agent for the account of each Bank of a duly executed Note dated on or before the Effective Date complying with the provisions of Section 2.5;

         (e) receipt by the Agent of an opinion of Ho-il Kim, General Counsel of the Borrower, substantially in the form of EXHIBIT E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (f) receipt by the Agent of an opinion of Bingham Dana LLP, Agent's Special Counsel, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (g) termination of the commitments and payment by the Borrower of all amounts due under the Existing Credit Agreement; and

         (h) receipt by the Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

         PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than July 13, 2001. The Agent shall promptly notify the Borrower and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks that are parties to the Existing Credit Agreement, comprising the "Required Banks" as defined therein, and the Borrower agree that the commitments under the Existing Credit Agreement shall terminate in their entirety simultaneously with and subject to the effectiveness of this Agreement and that the Borrower shall be obligated to pay the accrued facility fees thereunder to but excluding the date of such effectiveness.

         SECTION 3.2. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing, or of the Agent to issue, extend or renew any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) in the case of any Borrowing, receipt by the Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

         (b) the fact that, immediately after such Borrowing, or the issuance, extension or renewal of such Letter of Credit, the aggregate outstanding principal amount of the Loans will not exceed the Total Commitment;

         (c) the fact that, immediately before and after such Borrowing, or such issuance, extension or renewal of such Letter of Credit, no Default (or, in the case of a Refunding Borrowing, no Event of Default by reason of failure to comply with Section 5.7 or 5.8) shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the Borrower need not make the representations and warranties set forth in Sections 4.4(b), 4.5, 4.6 and 4.7) shall be true on and as of the date of such Borrowing or such issuance, extension or renewal of such Letter of Credit.

         Each Borrowing or request for the issuance, extension or renewal of any Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and each of the Banks that:

         SECTION 4.1. CORPORATE EXISTENCE AND POWER. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than regular informational filings with the Securities and Exchange Commission) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any judgment, injunction, order, decree or material agreement or instrument binding upon the Borrower or any of its Consolidated Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries. In addition, neither the Borrowers nor any of its Subsidiaries is in violation of any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, law, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a material adverse effect on the business, assets or financial condition of the Borrower.

         SECTION 4.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Borrower and the Notes and other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower.

         SECTION 4.4.  FINANCIAL INFORMATION.

         (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 2000, and the related consolidated statements of income, cash flows and stockholders' equity for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Borrower's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

         (b) Since September 30, 2000, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.5. LITIGATION. Except as described in the Borrower's 2000 Form 10-K, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official which poses a material risk of being adversely determined and, if so determined, might reasonably be expected to materially adversely affect the business; consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries considered as a whole or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

         SECTION 4.6. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects material to the Borrower and its Consolidated Subsidiaries considered as a whole with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has within the past five years (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302 (f) of ERISA, Section 412(n) of the Internal Revenue Code or any successor provision thereto or the posting of a bond or other security under Section 307 of ERISA, Section 401(a)(29) of the Internal Revenue Code or any successor provision thereto in excess of $20,000,000 or (iii) incurred any liability in excess of $10,000,000 under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

         SECTION 4.7. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Consolidated Subsidiaries, in the course of which, taking into account the requirements of such Environmental Laws, it makes a reasonable effort to identify and evaluate known and potential associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with Environmental Laws or as a condition of any license, permit or contract held or entered into by the Borrower or any Consolidated Subsidiary, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential material liabilities to third parties, including employees of the Borrower and its Consolidated Subsidiaries and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such liabilities and costs, including the cost of compliance with and liabilities arising under Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.8. TAXES. United States Federal income tax returns of the Borrower and its Consolidated Subsidiaries have been examined and closed through the fiscal year ended September 30, 1996. The Borrower and its Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes or assessments, if any, as are being contested in good faith by appropriate proceedings or where the failure to do so does not materially adversely affect the Borrower and its Consolidated Subsidiaries, considered as a whole. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

         SECTION 4.9. SUBSIDIARIES. Each of the Borrower's Subsidiaries which is organized as a corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 4.10. NOT AN INVESTMENT COMPANY. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.11. FULL DISCLOSURE. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower's management which materially and adversely affect or may affect (to the extent the Borrower's management can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.

                                   ARTICLE V.

                                    COVENANTS

         The Borrower agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any Commitment hereunder or the Agent has any obligation to issue, extend or renew any Letters of Credit:

         SECTION 5.1. INFORMATION. The Borrower will deliver to each of the
Banks:


         (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flow and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by PricewaterhouseCoopers LLP or other independent accountants of nationally recognized standing;

         (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flow and stockholders' equity for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.7 to 5.14, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements, PROVIDED, HOWEVER, that no such statement shall be required if there are no Loans outstanding at the end of the applicable fiscal year;

         (e) within five Domestic Business Days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

         (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

         (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

         (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA with respect to a Multiemployer Plan or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan which is a defined benefit pension plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan which has resulted or could reasonably be expected to result in the imposition of a Lien under Section 302 (f) of ERISA or Section 412(n) of the Internal Revenue Code or any successor provision thereto or the posting of a bond or other security under Section 307 of ERISA or Section 401(a)(29) of the Internal Revenue Code or any successor provision thereto, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

         (i) if and when any officer of the Borrower obtains knowledge of any actual or pending change in the rating of the Borrower's outstanding senior unsecured long-term debt securities or commercial paper by Moody's or S&P, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof;

         (j) if and when any officer of the Borrower obtains knowledge of any reason why the Agent and each Bank may not conclusively rely on the certificate from the Borrower in respect of the names and signatures of authorized officers delivered pursuant to Section 3.1(c) of this Agreement, a notice in writing from the Borrower setting forth the details thereof; and

         (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

The Banks and the Agent understand that some of the information furnished to them pursuant to this Section 5.1 may be received by them prior to the time such information shall have been made public, and the Banks and the Agent agree that upon written notice from the Borrower that any such written information has not been made public they will keep such information furnished to them pursuant to this Section 5.1 confidential and will make no use of such information or disclosure of such information to other Persons who have not been furnished such information until it shall have become public through no fault of any of the Banks, except to the extent that such use or disclosure (i) is in connection with matters involving this Agreement, any assignment and assumption agreement with Assignees or participation agreements with Participants or (ii) is made in accordance with obligations under law or regulations or in response to requests from governmental agencies or authorities pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others. Notwithstanding the foregoing, the Banks may make information furnished to them pursuant to this Section 5.1 available to their Assignees or Participants or proposed Assignees or Participants, PROVIDED that such Persons have agreed in writing to be bound by the confidentiality provisions set forth in this Section.

         SECTION 5.2. PAYMENT OF OBLIGATIONS. The Borrower will pay and discharge, and will cause each Consolidated Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same. In addition, the Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Facility Fee and all other amounts provided for in this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of this Agreement and such other Loan Documents.

         SECTION 5.3. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, all of its properties used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, that nothing in this clause (a) shall prevent the Borrower or any of its Consolidated Subsidiaries from discontinuing the operations and maintenance of any of its properties or those of its Consolidated Subsidiaries if such discontinuance is, in the judgment of the Borrower or such Subsidiary, desirable in the conduct of its or their business and which do not in the aggregate materially adversely affect the business of the Borrower and its Consolidated Subsidiaries considered as a whole.

         (b) The Borrower will, and will cause each of its Consolidated Subsidiaries to, maintain (either in the name of the Borrower or in such subsidiary's own name) with financially sound and reputable insurance companies, insurance on such of their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail (but not including the actual insurance policy) as to the insurance so carried.

         SECTION 5.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will do or cause to be done, and will cause each of its Consolidated Subsidiaries to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and good standing under the laws of its jurisdiction of incorporation, maintain its qualification to do business in each state in which the failure to do so would have a material adverse effect on the condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries considered as a whole, and maintain all of the rights and franchises reasonably necessary to the conduct of the business of the Borrower and its Consolidated Subsidiaries considered as a whole; PROVIDED that nothing in this Section 5.4 shall prohibit mergers or consolidations or sales of assets not prohibited by Sections 5.11 and 5.12 hereof or prevent the Borrower from liquidating or selling any of its Consolidated Subsidiaries.

         SECTION 5.5. COMPLIANCE WITH LAWS. The Borrower will comply, and cause each Consolidated Subsidiary to comply, in all material respects with all material applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

         SECTION 5.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Borrower will keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Consolidated Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, and, for the purposes of verifying compliance with this Agreement or the accuracy of the financial information provided hereunder, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         SECTION 5.7. DEBT. Consolidated Debt minus the lesser of (x) $50,000,000 and (y) the amount of Temporary Cash Investments (at book value) then held in the Borrower's corporate cash management system will not exceed 56% of Total Capitalization at any time. Total Debt of all Consolidated Subsidiaries (excluding Debt of a Consolidated Subsidiary to the Borrower or to another Consolidated Subsidiary) will at no time exceed 25% of Total Capitalization. For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Borrower or a Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in "Consolidated Debt" and in the "Debt" of such

Consolidated Subsidiary. Consolidated Debt arising in connection with any Receivables Transactions shall not exceed $100,000,000 in the aggregate.

         SECTION 5.8. DEBT SERVICE. The ratio at each fiscal quarter-end of (a) Consolidated EBITDA for the four fiscal quarters then ended to (b) Consolidated Total Interest Expense for such four fiscal quarters will at no time be less than 3.50 to 1.00.

         SECTION 5.9. INVESTMENTS. Neither the Borrower nor any Consolidated Subsidiary will make, acquire or hold any Investment in any Person other than:

         (a) Investments in Subsidiaries and Equity Affiliates (including investments in entities which, as a result of such Investment, become Subsidiaries or Equity Affiliates) and Investments in Aearo Corporation (the "Designated Company") or any successor to any of such entities, PROVIDED that the Borrower and its Consolidated Subsidiaries may continue to hold Investments in any entity which was, or is the successor (by merger, acquisition or otherwise) to a Subsidiary or Equity Affiliate whether or not such entity remains a Subsidiary or Equity Affiliate and may take and hold Investments in any affiliate of such a successor received in connection with any such merger, acquisition or similar transaction.

         (b)      Temporary Cash Investments;

         (c)      Investments in securities commonly known as "commercial paper"

issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 2" if rated by Moody's, and not less than "A2" if rated by S&P;

         (d) Investments consisting of Margin Stock, PROVIDED that the aggregate book value of all Investments in Margin Stock held at any time under this
Section 5.9 does not exceed $20,000,000 (excluding the stock of the Designated Company and the Borrower), and PROVIDED FURTHER that the making, acquisition or holding of such Investments does not cause or result in any violation of the provisions of Regulation U;

         (e)      Investments in the Borrower by any Consolidated Subsidiary;
and

         (f) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (e) does not exceed 10% of Consolidated Tangible Net Worth.

         SECTION 5.10. NEGATIVE PLEDGE. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $40,000,000;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary;

         (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset (including an asset to be held pursuant to a capital lease), PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

         (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary;

         (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a consolidated Subsidiary and not created in contemplation of such acquisition;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

         (g) Liens arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any single obligation in an amount exceeding $75,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (h) any purchase money mortgages and Liens created in respect of property acquired pursuant to Investments made after the date of this Agreement in specialty chemical businesses located outside North America and Western Europe, PROVIDED that (i) no such mortgage or Lien shall extend to or cover any other property of the Borrower or any Consolidated Subsidiary and (ii) the aggregate principal amount of all liabilities secured by all mortgages and Liens in respect of such property (whether or not the Borrower or any Consolidated Subsidiary assumes or becomes liable for such liabilities) shall not at any time exceed 100% of the purchase price of such property;

         (i)      any Lien on Margin Stock;

         (j) any Lien on accounts receivable and related rights of the Borrower arising in connection with a Receivables Transaction; provided that no such Lien shall extend to any assets other than the accounts receivable and related rights subject to such Receivables Transaction; and

         (k) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Tangible Net Worth.

         SECTION 5.11. CONSOLIDATIONS AND MERGERS. The Borrower will not (i) consolidate or merge with or into any other Person unless upon completion of such merger or consolidation the surviving entity is the Borrower or (ii) sell, lease or otherwise transfer, directly or indirectly, in any one transaction or series of related transactions, all or substantially all of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, to any other Person.

         SECTION 5.12. SALES OF ASSETS. Except as provided in Section 5.3, the Borrower shall maintain direct ownership of substantially all of the tangible and intangible assets employed in connection with (x) the Borrower's United States domestic carbon black business and (y) the Borrower's United States domestic fumed silica business, and shall conduct such businesses generally in the same manner and to the same extent as conducted by the Borrower on September 30, 2000 and as described in the Borrower's 2000 Form 10-K.

         SECTION 5.13. USE OF PROCEEDS. The proceeds of the Loans made and the Letters of Credit issued under this Agreement will be used by the Borrower to refinancing existing Indebtedness, for working capital and for general corporate purposes, PROVIDED that no more than $20,000,000 of principal amount of Loans outstanding at any time shall be Loans the proceeds of which have been used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock (other than stock of the Borrower), and PROVIDED FURTHER that in no event shall such proceeds be used in any manner which would result in a violation of Regulation U or any other applicable law or regulation.

         SECTION 5.14. TRANSACTIONS WITH AFFILIATES. Neither the Borrower nor any Consolidated Subsidiary will directly or indirectly engage in any transaction (including, without limitation, the purchase, sale or exchange of assets or the rendering of any service) with any Affiliate, except upon terms that are no less favorable to the Borrower or such Consolidated Subsidiary than those which might be obtained in an arm's-length transaction at the time with Persons which are not Affiliates.

                                   ARTICLE VI.

                                    DEFAULTS

         SECTION 6.1. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same shall become due and payable, whether at the stated maturity or any accelerated date of maturity or at any other date fixed for payment, or shall fail to pay within five days of the due date thereof any interest, fees or any other amount payable hereunder;

         (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.7 to 5.14, inclusive;

         (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

         (e) the Borrower or any Subsidiary shall fail to make any payment in respect of any Material Debt when due, taking into account any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

         (g) the Borrower or any Subsidiary or Subsidiaries in which the Borrower's aggregate direct and indirect Investment is at least $20,000,000 shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or themselves or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or them or any substantial part of its or their property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or them, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary or Subsidiaries in which the Borrower's aggregate direct and indirect Investment is at least $20,000,000 seeking liquidation, reorganization or other relief with respect to it or them or its or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or them or any substantial part of its or their property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any subsidiary or subsidiaries in which the Borrower's aggregate direct and indirect Investment is at least $20,000,000 under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA and such amount shall continue to be unpaid and unstayed for a period of 10 days; or notice of intent to terminate a Material Plan in a distress termination shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator of any such Material Plan or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition specified in ERISA Section 4042(a) (other than the condition specified in ERISA
Section 4042(a)(4)) shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000;

         (j) a judgment or order for the payment of money in excess of $20,000,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days; or

         (k) any person or group of persons (within the meaning of Section 13 of the Securities Exchange Act of 1934, as amended), other than members of the Cabot family or Persons holding securities for the benefit of members of the Cabot family or employee benefit plans holding securities for the benefit of Cabot employees, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of the Borrower; or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

         then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans by notice to the Borrower declare all amounts owing with respect to this Agreement, the Notes (together with accrued interest thereon) and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         SECTION 6.2. NOTICE OF DEFAULT. The Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         SECTION 6.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 6.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                                  ARTICLE VII.

                                   THE AGENT

         SECTION 7.1.  APPOINTMENT AND AUTHORIZATION.

         (a) Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent;

         (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks;

         (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to any and all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "SECURED PARTY", "MORTGAGEE" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the obligations, all for the benefit of the Banks and the Agent.

         SECTION 7.2. AGENT AND AFFILIATES. Fleet National Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Fleet National Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

         SECTION 7.3. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

         SECTION 7.4. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.5. LIABILITY OF AGENT. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.6. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.7. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.8. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks with the written consent of the Borrower, which consent shall not be unreasonably withheld, shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the

Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.9. AGENT'S FEE. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times set forth in the Fee Letter.

         SECTION 7.10. DELINQUENT BANK. Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its PRO RATA share of any Committed Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of Section 9.4 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective PRO RATA shares of all outstanding Committed Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective PRO RATA shares of all outstanding Committed Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Committed Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective PRO RATA shares of all outstanding Committed Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

                                  ARTICLE VIII.

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.1. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Borrowing comprised of Euro-Dollar Loans or Money Market Loans:

         (a) the Agent is advised by the Euro-Dollar Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Euro-Dollar Reference Banks in the relevant market for such Interest Period, or

         (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower, and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Borrowing of Euro-Dollar Loans or Money Market Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date,
(i) if such Borrowing of Euro-Dollar Loans or Money Market Loans is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and
(ii) if such Borrowing of Euro-Dollar Loans or Money Market Loans is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 8.2. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

         SECTION 8.3. INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date hereof, in the case of any Committed Loan, Letter of Credit or any obligation to make Committed Loans or issue, extend or renew any Letter of Credit or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its

Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Bank is entitled to compensation during the relevant Interest Period under Section 2.16), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans or Money Market Loans, its Note, its Letter of Credit or its obligation to make Euro-Dollar Loans or Money Market Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or Money Market Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under any Loan Document with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. The Borrower's obligation under this Section 8.3(a) shall be limited to paying any costs which the Bank incurs after or within 45 days prior to receipt by the Borrower of the notice provided for under Section 8.3(c).

         (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. The Borrower's obligation under this Section 8.3(b) shall be limited to paying any costs which the Bank incurs after or within 90 days prior to receipt by the Borrower of the notice provided for under Section 8.3(c) unless such costs were incurred prior to such 90 day period as a result of such present or future applicable law being retroactive to a date which occurred prior to such 90 day period and such Bank or, as the case may be, the Agent, has given notice to the Borrower of the effectiveness of such law within 90 days after the effective date thereof.

         (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the calculation in reasonable detail of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, PROVIDED that the Borrower shall have the right, within 60 days of receipt of such certificate, to demonstrate that the amount set forth in such certificate is incorrect and request an adjustment of the amount to be, or therefore, paid. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.4. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS AND MONEY MARKET LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

         (a) all Loans which would otherwise be made by such Bank Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans and Money Market Loans of the other Banks), and

         (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans and Money Market Loans shall be applied to repay its Base Rate Loans instead.

         SECTION 8.5. SUBSTITUTION OF BANK. If (i) any Bank has required the Borrower to pay additional amounts to or for the account of any Bank pursuant to
Section 2.15, (ii) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (iii) any Bank has demanded compensation under Section 8.3, the Borrower shall, upon at least three Euro-Dollar Business Days' notice to the Agent, have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Note and the Letter of Credit Participations and assume the Commitment of such Bank.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address set forth on the signature pages hereof, (y) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by mail, when delivered or (ii) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent under Article II or Article VIII shall not be effective until received.

         SECTION 9.2. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.3. EXPENSES: DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent and the Arrangers, including fees and disbursements of special counsel for the Agent and the Arrangers, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall indemnify each Bank against any transfer taxes (except in the case of any voluntary transfer by a Bank to an Assignee or Participant hereunder), documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) The Borrower agrees to indemnify each Bank, the Agent and the Arrangers and hold each such Person harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Person in connection with any investigative, administrative or judicial proceeding (whether or not such Person shall be designated a party thereto) relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.4. SETOFF. The Borrower hereby grants to the Agent and each of the Banks a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Agent and each Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Agent or such Bank or any affiliate of any Bank and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the obligations owing from the Borrower to the Agent or any Bank hereunder are due and payable and have not been paid or any Event of Default shall have occurred, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of such obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. ANY AND ALL RIGHTS TO REQUIRE ANY BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES SUCH OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER

ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Banks agree with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         SECTION 9.5. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase the Commitment of any Bank or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or Reimbursement Obligation or any fees hereunder or reduce or forgive any Reimbursement Obligation, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or postpone or extend the Termination Date or
(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or otherwise amend or waive this Section 9.5.

         SECTION 9.6. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans and in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.5 which would directly affect the Participant without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit) (provided that any such assignment shall be of an amount not less than $5,000,000), and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of EXHIBIT G hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower, which consent by the Agent and the Borrower shall not be unreasonably withheld; PROVIDED that if an Assignee is another Bank or is an affiliate of such transferor Bank, no such consent shall be required; and PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.

         Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.15.

         (d) (i) At any time, the Borrower may request that the Total Commitment be increased, provided that, without the prior written consent of the Required Banks, (1) the Total Commitment shall at no time exceed $300,000,000 minus the aggregate amount of all reductions in the Total Commitment under this Agreement previously made pursuant to Section 2.9 or 2.10; (2) the Borrower shall not be entitled to make any such request more frequently than twice in each 12-month period; and (3) each such request shall be in a minimum amount of at least $25,000,000 and increments of $5,000,000 in excess thereof. Such request shall be made in a written notice given to the Agent and the Banks by the Borrower not fewer than ten (10) Domestic Business Days prior to the proposed effective date of such increase, which notice (a "Commitment Increase Notice") shall specify the amount of the proposed increase in the Total Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Banks shall be given the opportunity to participate in the requested increase ratably in proportion that its Commitment bears to the Total Commitment under this Agreement, respectively. No Bank shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to a date that is five (5) Domestic Business Days after receipt of the Commitment Increase Notice, each Bank shall submit to the Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Agent being herein a "Lender Increase Notice"). Any Bank which does not submit a Lender Increase Notice to the Agent prior to the expiration of such five (5) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Borrower in the Commitment Increase Notice, the Agent and the Arrangers shall have the right, in consultation with the Borrower, to allocate the amount of increases necessary to meet the Borrower's Commitment Increase Notice; provided, no Bank shall be allocated an amount less than its pro rata share of such increase based upon the proportion its Commitment bears to the Total Commitment under this Agreement. In the event that the Lender Increase Notices are less than the amount requested by the Borrower, no later than three (3) Domestic Business Days prior to the proposed effect date the Borrower may notify the Agent of any financial institution that shall have agreed to become a "Bank" party hereto (an "Acceding Bank") in connection with the Commitment Increase Notice. Any Acceding Bank shall be consented to by the Agent (which consent shall not be unreasonably withheld). If the Borrower shall not have arranged any Acceding Bank(s) to commit to the shortfall from the Lender Increase Notices, then the Borrower shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Acceding Bank, if applicable, the Agent shall notify the Borrower and the Banks on or before the Domestic Business Day immediately prior to the proposed effective date of the amount of each Bank's and Acceding Bank's Commitment (the "Effective Commitment Amount") and the amount of the Total Commitment, which amounts shall be effective on the following Domestic Business Day subject to the conditions set forth herein. Any increase in the Total Commitment under this Agreement shall be subject to the following conditions precedent: (i) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Total Commitment under this Agreement, all representations and warranties shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date) and no event shall have occurred and then be continuing which constitutes a Default or Event of Default under this Agreement; (ii) the Borrower, the Agent and each Acceding Bank shall have agreed to provide a "Commitment" in support of such increase in the Total Commitment under this Agreement, shall have executed and delivered an "Instrument of Accession" substantially in the form of EXHIBIT H hereto; (iii) counsel for the Borrower shall have provided to the Agent supplemental opinions in form and substance reasonably satisfactory to the Agent and (iv) the Borrower and the Acceding Bank(s) shall otherwise have executed and delivered such other instruments and documents as may be required under Article III or that the Agent shall have reasonably requested in connection with such increase. Upon satisfaction of the conditions precedent to any increase in the Total Commitment under this Agreement, the Agent shall promptly advise the Borrower and each Bank of the effective date of such increase. Upon the effective date of any increase the Total Commitment under this Agreement that is supported by an Acceding Bank, such Acceding Bank shall be a party to this Agreement as a Bank and shall have the rights and obligations of a Bank hereunder. In addition, on the effective date, the Agent shall replace the existing Schedule 1 attached hereto with the revised Schedule 1 reflecting such new Total Commitment and each Bank's Commitment. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Bank to increase its Commitment hereunder.

         (ii) For purposes of this clause (ii), (A) the term "Buying Lender(s)" shall mean (1) each Bank the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Total Commitment under this Agreement and (2) each Acceding Bank that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (B) the term "Selling Lender(s)" shall mean each Bank whose Commitment under this Agreement is not being increased from that in effect prior to such increase in the Total Commitment under this Agreement as the case may be. Effective on the effective date of any increase in the Total Commitment under this Agreement pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Committed Loans in the respective amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Committed Loans shall equal such Selling Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Committed Loans under this Agreement as applicable. Effective on the effective date of any increase in the Total Commitment under this Agreement pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Committed Loans purchased hereby shall equal the respective amount necessary so that, from and after such payments, each Buying Lender's outstanding Committed Loans shall equal such Buying Lender's pro rata share (calculated based upon the Effective Commitment Amounts) of the outstanding Committed Loans under this Agreement. Such amount shall be payable on the effective date of the increase in the Total Commitment under this Agreement by wire transfer of immediately available funds to the Agent. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the

Committed Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interests in such Committed Loans, except for participations which will be extinguished upon payment to the Selling Lender of any amount equal to the portion of the outstanding Committed Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for such Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Instrument of Accession with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Banks or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Bank in connection with the sale and assignment of any Euro-Dollar Borrowing hereunder on the terms and in the manner set forth in Section 2.13 hereof.

         (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 2.15 or
8.3 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 2.15, 8.2 or 8.3 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 9.7. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.8. GOVERNING LAW: SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.9. COUNTERPARTS: INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.11. SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                        CABOT CORPORATION



                                        By ____________________________________
                                           Name: Margaret J. Hanratty
                                           Title: Vice President and Treasurer

                                        2 Seaport Lane, Suite 1300
                                        Boston, MA 02210


                                        FLEET NATIONAL BANK, individually
                                          and as Agent


                                        By ___________________________________
                                           Name: Harvey H. Thayer, Jr.
                                           Title: Managing Director

                                        CITIBANK, N.A.


                                        By ___________________________________
                                        Name:
                                        Title:

                                        COMMERZBANK AG, NEW YORK BRANCH


                                        By ___________________________________
                                        Name:
                                        Title:

                                        WACHOVIA BANK, N.A.


                                        By ___________________________________
                                        Name:
                                        Title:

                                        THE INDUSTRIAL BANK OF JAPAN TRUST
                                          COMPANY


                                        By ___________________________________
                                        Name:
                                        Title:


                                        THE CHASE MANHATTAN BANK


                                        By ___________________________________
                                        Name:
                                        Title:

                                   Schedule 1

                               Banks; Commitments


                                                      COMMITMENT      COMMITMENT
                 BANK                                   AMOUNT        PERCENTAGE
                 ----                                 ----------      ----------

Fleet National Bank                                  $ 70,000,000         28%
100 Federal Street
Boston, Massachusetts  02110

Citibank, N.A.                                       $ 50,000,000         20%
399 Park Avenue, 4th Floor, Zone 16
New York, New York  10043

Commerzbank AG                                       $ 40,000,000         16%
2 World Financial Center, 34th Floor
New York, New York  10281

Wachovia Bank, N.A.                                  $ 40,000,000         16%
One Boston Place, Suite 3005
New York, New York  10281

The Industrial Bank of Japan Trust Company           $ 25,000,000         10%
1251 Avenue of the Americas, 31st Floor
New York, New York  10020

The Chase Manhattan Bank                             $ 25,000,000         10%
270 Park Avenue, 38th Floor
New York, New York  10017

                        TOTAL                        $250,000,000        100%
